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                                                                   EXHIBIT 10.23

                          AMENDMENT NO. 1 TO AGREEMENT

        This Amendment No. 1 to the Agreement between IKOS Systems, Inc. (the "Company") and the undersigned employee of the Company ("Employee") dated June 2, 1994 is made as of this 26th day of June 2001.

        WHEREAS, the Company and Employee are party to that certain Agreement dated June 2, 1994 (the "Agreement") by which Company has agreed to pay Employee the severance benefits specified therein under certain circumstances;

        WHEREAS, Synopsys, Inc. has agreed to acquire the Company (the "Acquisition").

        WHEREAS, as a result of the Acquisition, the Company and Employee wish to amend the Agreement in order to make certain changes thereto.

        NOW, THEREFORE, in consideration of Synopsys' willingness to complete the Acquisition and of the premises and mutual covenants and agreements hereinafter set forth, the parties agree as follows.

        1. AMENDMENT TO SECTION 1. Section 1 of the Agreement is hereby amended to read in its entirety as follows:

                "1. Severance. If, within two years after the date of closing of the Acquisition (the "Closing Date"), Synopsys terminates Employee's employment without "Cause" (as defined below) or Employee terminates his employment with Synopsys within 60 days of (i) Employee being required to move his office to a location more than thirty (30) miles from the Company's principal place of business as it exists on the date immediately prior to the Closing Date, or (ii) Employee's base salary immediately prior to the Closing Date being reduced, Employee shall continue to receive the base salary (including the target bonus for which Employee would have been eligible had Employee remained employed through the year in which Employee terminated, paid ratably over the period in which Employee receives severance), vacation pay, and the insurance and health benefits he received immediately prior to the Date of Termination (as defined below) until the earlier of (x) the end of the Non-Compete Period (as defined below), and (y) the date on which Employee violates any of the agreements contained in Section 3 below. Employee shall not be entitled to receive any other compensation or benefits, including, without limitation, additional stock options grants, bonus or other pay. Existing unvested stock options will vest 100% as of the termination date. Notwithstanding the foregoing, if Synopsys releases the Employee from the restrictions contained in
        Section 3 below, at any time after the first anniversary of the Closing Date, such release shall terminate Synopsys' obligation to continue the base salary, bonus, vacation and benefits as stated above."


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        2. ADDITION OF NEW SECTION 3. The Agreement is hereby amended to add a new Section 3 to read in its entirely as follows:

                3. Noncompetition Agreement.

                        (a) Employee understands and agrees that this amendment
                to the Agreement is entered into in connection with the merger of the Company with and into Synopsys. Employee further understands and agrees that he was a substantial shareholder of the Company and a key and significant member of either the management and/or the technical workforce of the Company and that he will receive substantial consideration as a result of Synopsys' purchase of his stock interest in the Company. Employee and the Company both agree that the Company is engaged in its business in each of the fifty states of the United States and certain other countries throughout the world and that following the Acquisition, the Company and Synopsys will continue conduct such business in all parts of the United States and certain other countries throughout the world.

                        (b) Employee agrees that at all times during the
                Non-Compete Period, as defined below, not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity (including, but not limited to, Cadence Design Systems, Inc., Mentor Graphics Corporation, Tharas Systems, Inc., Aptix Corporation or Axis Corporation), or in any other capacity to directly or indirectly:

                                (i) participate in the "Business" (as defined
                        below) anywhere in the United States or in any of the countries in which the Company conducts business as of the Closing Date;

                                (ii) permit his name to be used in connection
                        with any effort involving the Business;

                                (iii) call upon any person who is, at the time
                        the person is called upon, an employee of the Company or Synopsys for the purpose or with the intent of soliciting such employee away from or out of the employ of the Company or Synopsys; or

                                (iv) call upon any person who is, at the time
                        the person is called upon, a customer of the Company or Synopsys for the purpose of soliciting or selling products or services that relate to the Business.

                        (c) For purposes of this agreement "Business" means any
                business, activity or arrangement that engages in the design, development, manufacturing, marketing or sale of integrated circuit emulation or hardware-based simulation acceleration products.

                        (d) "Non-Compete Period" means the period commencing on
                the closing date of the Acquisition and continuing until the earlier of (1) one year


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                after the date of termination of Employee's employment and (2)
                the second anniversary of the closing date of the Acquisition.

                        (e) Notwithstanding the foregoing, Employee may (i)
                serve as an employee or consultant for either Cadence Design Systems, Inc. or Mentor Graphics, Inc. or their successors, provided that Employee does not participate in, provide any services for or any benefit to activities within those entities which meet the definition of "Business"; and (ii ) own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of "publicly traded securities" of any business that is competitive or substantially similar to the Business. The term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System.

                        (f) If any restriction set forth in this non-competition
                section is found by a court to be unreasonable, then Employee agrees, and hereby submits, to the reduction and limitation of such prohibition to such area and/or period as shall be deemed reasonable. Employee acknowledges that the services that he provides to the Company are unique and that irreparable harm will be suffered by the Company and Synopsys in the event of the breach by the Employee of any of his obligations under this agreement, and that the Company and Synopsys will be entitled, in addition to its other rights, to enforce by an injunction or decree of specific performance the obligations set forth in this agreement. Any claims asserted by Employee against Synopsys shall not constitute a defense in any injunction action brought by Synopsys to obtain specific enforcement of this non-competition section.

        3. ADDITION OF NEW SECTION 4. The Agreement is hereby amended to add a new Section 4 to read in its entirety as follows:

                4. Successors and Assigns. This Agreement shall inure to the benefit of each party's successors and assigns. The parties specifically agree that Synopsys shall be considered a third party beneficiary under this Agreement and shall be entitled to enforce all of the terms herein.

        4. AMENDMENT TO SECTION NUMBERS. Former Section numbers 3 through 9 are hereby amended to be Section numbers 5 through 11, respectively.

        5. NO OTHER AMENDMENT. Other than as set forth above, no other provisions of the Agreement are amended or changed.

        6. EFFECTIVENESS OF AMENDMENT. This Agreement shall be effective upon the closing date of the Acquisition.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


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IKOS SYSTEMS, INC.                          EMPLOYEE


By: /s/ Joseph Rockom                             /s/ Daniel Hafeman
   ---------------------------------        -----------------------------------
Title: CFO                                  Daniel Hafeman
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